AMENDMENT TO LOAN AND SECURITY AGREEMENT

          This Amendment to Loan and Security Agreement (this "Amendment") is entered into as of September 4, 1998 between PRAEGITZER INDUSTRIES, INC. ("Borrower"), and FINOVA CAPITAL CORPORATION ("FINOVA"), with respect to the following:

          A. Borrower and FINOVA have previously entered into that certain Loan and Security Agreement dated as of September 19, 1996 (the "Loan Agreement"). Capitalized terms are used in this Amendment as defined in the Loan Agreement, unless otherwise defined herein.

          B. Borrower has advised FINOVA of the following: (i) Borrower and Key Bank National Association ("Key Bank") are party to that certain Credit Facility and Security Agreement dated as of March 31, 1998 (the "Key Bank Credit Agreement"); (ii) the Key Bank Credit Agreement replaced that certain Credit Facility and Security Agreement between Key Bank of Washington and Borrower dated as of April 12, 1996, as amended (the "Replaced Key Bank Credit Agreement"), a copy of which is attached to the Loan Agreement as Exhibit B thereto; (iii) Borrower and Heller Financial, Inc. ("Heller") are party to certain agreements (the "Heller Agreements") wherein Heller has agreed to provide financial services to Borrower on the terms and conditions set forth therein; (iv) pursuant to an asset purchase agreement dated March 4, 1998 between Borrower and Intergraph Corporation, a Delaware corporation ("Intergraph") and documents related thereto, Borrower acquired certain assets from Intergraph on or about March 31, 1998, including, without limitation, a printed circuit board fabrication facility in Huntsville, Alabama (the "Intergraph Acquisition"); (v) Borrower and Sanwa Business Credit Corporation ("Sanwa") are party to certain agreements (the "Sanwa Agreements") wherein Sanwa has agreed to provide financial services to Borrower on the terms and conditions set forth therein; and (vi) Borrower and Bank Leumi ("Leumi") are party to that certain loan agreement (the "Leumi Agreement") wherein Leumi has agreed to provide financial services to Borrower on the terms and conditions set forth therein. The Key Bank Credit Agreement, the Heller Agreements, the Sanwa Agreements, and the Leumi Agreement are collectively referred to herein as the "Credit Agreements."

          C. Borrower has advised FINOVA that it has caused the establishment of a statutory business trust under Delaware law (the "Trust") for the purposes of
(i) issuing and selling at a proposed aggregate price of up to $46,000,000 certain Trust preferred securities currently referred to as the "Praegitzer Industries Trust I __ % Cumulative Trust Preferred Securities" (the "Preferred Securities"); (ii) issuing and selling to Borrower in an aggregate liquidation amount equal to 3% of the total capital of the Trust the Trust's common securities (the "Common Securities"); and (iii) using the proceeds from the sale of the Preferred Securities and the Common Securities to acquire junior subordinated debentures issued by Borrower. Borrower has further advised FINOVA that (i) Borrower's payments to the Trust pursuant to the junior subordinated debentures will provide the source of funds for distributions and other payments by the Trust to the holders of the Preferred Securities; and (ii) the obligations evidenced by the Preferred Securities will be fully guaranteed by Borrower. The transactions described in this Paragraph C shall be referred to herein as the "Offering."

          D. Borrower and FINOVA wish to amend the Loan Agreement pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

          1. Waiver of Events of Default. Subject to the conditions set forth herein, FINOVA hereby waives the following Events of Default:

          (a) Any Event of Default arising under Section 17.1(j) of the Loan Agreement in so far as such Event of Default results from Borrower's failure to comply with the financial covenants of the Key Bank Credit Agreement or Paragraph 5(z) of the Replaced Key Bank Credit Agreement for any compliance period ending from and including June 30, 1997 through and including September 30, 1998.

          (b) Any Event of Default resulting from Borrower's failure to comply with Section 13.14 of the Loan Agreement insofar as such Event of Default results from Borrower's failure to comply with any of the financial covenants of the Replaced Key Bank Credit Agreement for the compliance periods ending March 31, 1998 and June 30, 1998. (c) Any Event of Default arising under Section 17.1(j) of the Loan Agreement in so far as such Event of Default results from Borrower's failure to comply with Paragraphs 5(bb) or 5(dd) of the Replaced Key Bank Credit Agreement for the compliance period ending March 31, 1998. (d) Any Event of Default existing as of the date hereof arising under Section 17.1(j) of the Loan Agreement in so far as such Event of Default results from Borrower's failure to comply with any financial covenant set forth in the Heller Agreements, the Sanwa Agreements, or the Leumi Agreement.

          (e) Any Event of Default existing as of the date hereof arising under
          Section 17.1(j) of the Loan Agreement in so far as such Event of Default results from one or more cross-defaults under any of the Credit Agreements resulting from a default of a financial covenant under any of the Credit Agreements.

          (f) Any Event of Default resulting from Borrower's failure to comply with Section 13.9 of the Loan Agreement or any similar provision of any of the Credit Agreements in the period from and including June 30, 1997 through and including the date hereof.

The waivers contained in this Paragraph 1 shall not be construed as a waiver of any past, present or future noncompliance with Sections 13.9 or 13.14 of the Loan Agreement or Event of Default arising out of Section 17.1(j) of the Loan Agreement other than as specifically set forth herein.

          2. Consents. FINOVA hereby consents to the following: (a) the Offering; and (b) the Intergraph Acquisition.

          3. Conditions Precedent. The effectiveness of this Amendment is and shall at all times remain subject to the following conditions:

          (a) Key Bank shall waive, in form and substance satisfactory to FINOVA in its discretion reasonably exercised, any and all Events of Default, if any, under the Key Bank Credit Agreement relating to Borrower's failure to comply with (i) the financial covenants set forth therein for any compliance period ending from and including June 30, 1998 through and including the date hereof; and (ii) Borrower's failure to comply with the financial covenants of any of the other Credit Agreements.

          (b) Key Bank, Heller, Sanwa, and Leumi shall have not taken any adverse action against Borrower under the Credit Agreements as of the date hereof as a result of Borrower's failure to comply with any covenants set forth therein.

          (c) Heller, Sanwa, and Leumi shall waive, in form and substance satisfactory to FINOVA in its discretion reasonably exercised, any and all defaults under the Credit Agreements relating to Borrower's failure to comply with the financial covenants set forth therein.

          (d) All obligations of Borrower in connection with the Offering shall be unsecured and subject and subordinate in right of payment to FINOVA.

          (e) No Event of Default that has not been specifically waived herein has occurred and is continuing from and including June 30, 1997 through and including the date hereof.

          4. Additional Covenants. The Loan Agreement is hereby amended by adding the following covenants thereto:

          (a) Borrower shall provide FINOVA and its agents with all financial information, projections, budgets, business plans, cash flows and availability projections requested by FINOVA showing the viability of Borrower after the Offering, all of which shall be satisfactory to FINOVA in its sole discretion

          (b) Borrower shall provide FINOVA with the agreements delivered or executed or to be delivered or executed in connection with the Offering, including without limitation, any indentures, trust agreements, guarantee agreements, trust expense agreements, and any statements or filings required to be made by Borrower pursuant to any federal or state statute, law or regulation, all of which shall be satisfactory to FINOVA in its sale discretion.

          (c) Borrower shall provide FINOVA and its agents with all financial information, projections, budgets, business plans, cash flows and availability projections requested by FINOVA in connection with the Intergraph Acquisition.

          (d) Borrower shall provide FINOVA with the asset purchase agreement for the Intergraph Acquisition and any and all documents and instruments executed or delivered or to be executed or delivered in connection therewith.

          (e) Borrower shall execute and cause any applicable third parties to execute any and all security documents, including without limitation, security agreements, subordination agreements, mortgages, pledges, UCC financing statements and UCC amendments, as requested by FINOVA to maintain or establish, as applicable, the first priority perfected status of FINOVA's security interests in the assets of the Borrower, including, without limitation, any assets acquired in connection with the Intergraph Acquisition.

          (f) Section 13.14 of the Loan Agreement is hereby amended by requiring that the aggregate payments made by Borrower described in Paragraph 5(z) of the Replaced Key Bank Credit Agreement shall not exceed Eight Million Dollars ($8,000,000) for any period consisting of four (4) consecutive quarters.

          (g) Within ten (10) days from the date hereof, Borrower shall notify FINOVA in writing of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party to which Borrower is bound, or of any other default under any Indebtedness of Borrower, occurring in the period from and including June 30, 1997 through and including the date hereof.

          (h) Borrower shall execute and cause any applicable third parties to execute any agreements, including, without limitation, debt and collateral subordination agreements, requested by FINOVA in its sole discretion to effectuate the subordination of all obligations of Borrower in connection with the Offering.

          5. Waiver and Consent Fee. In addition to all other fees and expenses, Borrower shall pay to FINOVA a fee of ten thousand dollars ($10,000) in consideration of the accommodations provided to Borrower herein, fully earned and payable on the date hereof.

          6. Reaffirmation. Except as amended by the terms herein, the Loan Agreement and each other Loan Document remains in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.

          7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Arizona.

          9. Attorneys' Fees and Jury Trial. Borrower shall pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of the parties hereto waives its right to a trial by jury in any action to enforce, defend or interpret, or otherwise concerning, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                       PRAEGITZER INDUSTRIES, INC.



                                       By: SCOTT D. GILBERT
                                           -------------------------------------
                                       Title: Vice President ad Treasurer
                                              ----------------------------------


                                       FINOVA CAPITAL CORPORATION



                                       By: MARILYN MILAM
                                           -------------------------------------
                                       Title: Vice President
                                              ----------------------------------

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